CARMAX REPORTS RECORD SECOND QUARTER RESULTS;
                  ---------------------------------------------

                          Exceeds Earnings Expectations
                          -----------------------------


Richmond, Va., September 22, 2003 - CarMax, Inc. (NYSE: KMX) today reported record results for the fiscal 2004 second quarter and six month period ended August 31, 2003.

         SECOND QUARTER EARNINGS:
         ------------------------

         o Second quarter net earnings increased 25% to $39.6 million, or 37 cents per share, compared with $31.7 million, or 30 cents per share, earned in the second quarter of fiscal 2003.

            > The company had expected second quarter earnings of approximately 36 cents per share.

            > Excluding $1.3 million of costs associated with the October 1, 2002, separation from Circuit City, earnings in the prior year's second quarter were $33.0 million, or 32 cents per share.

         FIRST HALF EARNINGS:
         --------------------

         o For the six month period, net earnings increased 23% to $74.9 million, or 71 cents per share, compared with $61.0 million, or 58 cents per share, earned in the prior year period.

            > Excluding $3.1 million of separation costs, earnings in the prior year's six month period were $64.1 million, or 61 cents per share.

         THIRD QUARTER EXPECTATIONS:
         ---------------------------

         o The company estimates that third quarter earnings per share will be in the range of 19 cents to 21 cents.

            > The company now expects third quarter comparable store used unit sales growth to be in the range of 4% to 6%.

         FULL YEAR EXPECTATIONS:
         -----------------------

         o The company raised its fiscal 2004 earnings per share expectations to a range of $1.11 to $1.16 from the previous range of $1.00 to $1.10.

                                     -more-

CarMax, Inc.
Page 2 of 8

In this release, CarMax provides information including and excluding individual cost items to provide greater understanding of the company's operating performance.

SALES

Sales Components
----------------

                                               Three Months Ended                    Six Months Ended
(Dollar amounts in millions)                      August 31 (2)                        August 31 (2)
----------------------------           --------------------------------      --------------------------------
                                          2003        2002       Change         2003        2002       Change
                                          ----        ----       ------         ----        ----       ------
Used vehicle sales.................    $  938.7   $   784.8       20 %       $1,828.9    $1,522.6        20 %
New vehicle sales..................       139.6       151.9       (8)%          276.0       284.2        (3)%
Wholesale vehicle sales............       113.0        97.7       16 %          213.7       190.1        12 %
Other sales and revenues(1)........        45.1        46.3       (3)%           90.7        89.6         1 %
-----------------------------------    --------    --------                  --------    --------
Net sales and operating
    revenues(1)....................    $1,236.5    $1,080.7       14 %       $2,409.3    $2,086.5        15 %
                                       ========    ========                  ========    ========

(1) Other sales and revenues include extended warranty revenues, service department sales, appraisal purchase processing fees and finance fees received from third-party lenders. The use of appraisal purchase processing fees was phased out during the first and second quarters of fiscal 2004. Prior to the third fiscal quarter ended November 30, 2002, third-party finance fees were recorded as a reduction to selling, general and administrative expenses. Other sales and revenues have been reclassified for the three and six months ended August 31, 2002, to reflect this change. Third-party finance fees were $5.5 million and $10.3 million in the second quarter and six months ended August 31, 2003, respectively, compared with $4.6 million and $8.8 million in the same periods last year.
(2) Percent calculations and amounts shown are based on amounts presented on the consolidated statements of earnings.

Retail Vehicle Sales Change
---------------------------

                                                Three Months Ended                   Six Months Ended
                                                     August 31                          August 31
                                           ------------------------------      -----------------------------
                                                2003            2002                2003           2002
                                                ----            ----                ----           ----
Comparable store vehicle sales:
-------------------------------
     Used vehicle units.............             6 %            12 %                 8 %            12 %
     New vehicle units..............            (9)%             5 %                (4)%             1 %
        Total units.................             4 %            11 %                 7 %            10 %

     Used vehicle dollars...........             7 %            12 %                 8 %            13 %
     New vehicle dollars............            (8)%             8 %                (3)%             2 %
        Total dollars...............             5 %            11 %                 6 %            11 %

Total vehicle sales:
--------------------
     Used vehicle units.............            18 %            18 %                20 %            18 %
     New vehicle units..............           (10)%            (2)%                (4)%            (5)%
        Total units.................            15 %            15 %                18 %            15 %

     Used vehicle dollars...........            20 %            18 %                20 %            19 %
     New vehicle dollars............            (8)%             1 %                (3)%            (4)%
        Total dollars...............            15 %            15 %                16 %            15 %


                                     -more-



CarMax, Inc.
Page 3 of 8





EARNINGS

(Dollar amounts in millions except           Three Months Ended                      Six Months Ended
per share data)                                   August 31                              August 31
                                      ---------------------------------        ------------------------------
                                        2003        2002       Change           2003       2002      Change
                                        ----        ----       ------           ----       ----      ------
Net earnings.......................    $39.6       $31.7         25%           $74.9      $61.0        23%
Separation costs...................      0.0         1.3         NM(2)           0.0        3.1        NM(2)
Net earnings excluding
   separation costs................    $39.6       $33.0         20%           $74.9      $64.1        17%
Diluted weighted average shares
   outstanding.....................    105.9       104.5          1%           105.3      104.6         1%
Net earnings per share.............    $0.37       $0.30(1)      23%           $0.71      $0.58(1)     22%
Earnings per share cost of
   separation costs................     0.00        0.01         NM(2)          0.00       0.03        NM(2)
Earnings per share excluding
   separation costs................    $0.37       $0.32(3)      16%           $0.71      $0.61        16%

(1) All per share amounts are presented on a fully diluted basis. CarMax was a wholly owned subsidiary of Circuit City Stores, Inc. during part of the periods presented. Historical earnings per share as previously reported for the CarMax
Group included the entire dilutive effect of options and restricted stock applied only to the CarMax Group shares then outstanding. The current CarMax, Inc. consolidated financial statements present earnings per share to reflect the capital structure effective with the separation of CarMax from Circuit City
Stores, Inc. Consequently, the options and restricted stock dilutive effect is spread over the larger number of CarMax, Inc. shares outstanding. For the second quarter ended August 31, 2002, previously reported earnings per CarMax Group share were 30 cents. For the six months ended August 31, 2002, previously reported earnings per CarMax Group share were 57 cents.
(2) Not meaningful.
(3) Due to rounding, $1.3 million in separation costs adds two cents to earnings per share excluding separation costs.

BUSINESS PERFORMANCE REVIEW

Selected Operating Ratios
-------------------------

                                               Three Months Ended August 31        Six Months Ended August 31
                                           -----------------------------------    -----------------------------------
(Dollar amounts in millions)                 2003     % (1)     2002     % (1)        2003    % (1)    2002     % (1)
                                             ----     -----     ----     -----        ----    -----    ----     -----

Net sales and operating revenues.......    $1,236.5   100.0%  $1,080.7   100.0%     $2,409.3  100.0%  $2,086.5  100.0%
Gross profit...........................    $  163.1    13.2%  $  128.8    11.9%     $  310.9   12.9%  $  251.0   12.0%
CarMax Auto Finance income.............    $   22.7     1.8%  $   22.1     2.0%     $   48.4    2.0%  $   41.9    2.0%
Selling, general and administrative
   expenses............................    $  121.2     9.8%  $   98.0     9.1%     $  236.7    9.8%  $  191.0    9.2%
Separation costs.......................    $    0.0     0.0%  $    1.3     0.1%     $    0.0    0.0%  $    3.1    0.1%
Selling, general and administrative
 expenses excluding separation costs...    $  121.2     9.8%  $   96.7     8.9%     $  236.7    9.8%  $  187.9    9.0%
Operating profit (EBIT) (2) ...........    $   64.6     5.2%  $   52.9     4.9%     $  122.6    5.1%  $  101.9    4.9%
Operating profit (EBIT) excluding
 separation costs (2)..................    $   64.6     5.2%  $   54.2     5.0%     $  122.6    5.1%  $  105.0    5.0%
Net earnings...........................    $   39.6     3.2%  $   31.7     2.9%     $   74.9    3.1%  $   61.0    2.9%
Net earnings excluding separation costs    $   39.6     3.2%  $   33.0     3.1%     $   74.9    3.1%  $   64.1    3.1%


(1) Each percentage represents a ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.

                                     -more-

CarMax, Inc.
Page 4 of 8



"We are very pleased with our performance this quarter," said Austin Ligon, president and chief executive officer. "Our total used unit sales increased 18%. We experienced strong sales broadly across our comp store base, which resulted in used unit comp sales growth of 6%. Our newly opened stores as a group continued to exceed our store model expectations.

"We continue to be enthusiastic about all the satellite stores we have added," Ligon said. "We are meeting our net incremental sales goals for these stores. While we experienced a bit more cannibalization of comparable store unit sales than we had estimated, the net incremental sales generated in the affected markets deliver great economics. Thus we consider the additional cannibalization to be neutral.

"Earnings exceeded our expectations this quarter for several reasons," said Ligon. "First, gross margin dollars per used car exceeded our target, benefiting from consistent sales performance through the quarter.

"Also, both our used car and wholesale margins increased as a result of completing the changeover to a new appraisal cost recovery method," said Ligon. "Previously we had charged an appraisal processing fee to customers from whom we purchased vehicles. We now recover the expense of our appraisal, buying and wholesaling processes by factoring costs into the purchase offers we make. Our intent is to recover all costs, including the expense of the land on which we hold vehicles waiting for wholesale. Previously we had not been fully recovering these land costs.

"Finally, service margins improved more than we projected," Ligon said. "In last year's second quarter, we began the rollout of our electronic repair order system, which negatively affected service sales and costs. Not only have service sales grown, we now are benefiting from the efficiencies the ERO system has brought to our service departments.

"On the other hand, these gains were partially offset by lower-than-projected CarMax Auto Finance income, driven by this quarter's rapid increase in our cost of funds, " Ligon said. "Nonetheless, because the cost of funds did not rise as expected in the first quarter, our spreads at the end of the second quarter are now roughly in line with our original expectations when we forecast the year." CAF gain income as a percent of loans sold was 4.8% in the second quarter.

The company estimated that incremental costs related to being a stand-alone company were roughly $6.5 million in the second quarter of fiscal 2004.

THIRD QUARTER AND FULL YEAR EXPECTATIONS

"Based on our estimated impact of Hurricane Isabel and somewhat softer than expected sales in early September, we have lowered our comp store used unit growth expectation for the third quarter to a range of 4 to 6%," said Ligon. "Overall, comp store used unit growth expectations for the fiscal year remain in the range of 5 to 9%. For the third quarter, we expect earnings per share in the range of 19 to 21 cents. For the year, we are raising our earnings per share expectations to a range of $1.11 to $1.16, which is consistent with the performance we delivered in the first half of the year."

                                     -more-

CarMax, Inc.
Page 5 of 8

CONFERENCE CALL

CarMax will host a conference call for investors at 9:00 a.m. Eastern time today, September 22, 2003. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 2632529). International investors should dial 1-706-679-7457 (conference I.D.: 2632529). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on September 22, 2003, and will run through midnight, September 29, 2003. Domestic investors may access the recording at 1-800-642-1687 (conference
I.D.: 2632529) and international investors at 1-706-645-9291 (conference I.D.:
2632529). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

ABOUT CARMAX

CarMax is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 44 used car superstores in 21 markets. CarMax also operates 15 new car franchises, 13 of which are integrated or co-located with its used car superstores. During the twelve month period ended August 31, 2003, the company sold 210,143 used cars, which is 91 percent of the total 232,003 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

FORWARD-LOOKING STATEMENTS

The company cautions readers that the statements contained in this news release regarding the company's future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003, and its quarterly and current reports as filed with or furnished to the Securities and Exchange Commission.


Contacts:  Dandy Barrett, Director of Investor Relations, (804) 935-4591
           Celeste Gunter, Manager, Investor Relations, (804) 935-4597

                                     -more-

CarMax, Inc.
Page 6 of 8


                                           CARMAX, INC. AND SUBSIDIARIES
                                           -----------------------------
                                   CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                   -----------------------------------------------
                                    (Amounts in thousands except per share data)



                                            Three Months Ended                           Six Months Ended
                                                 August 31                                   August 31
                                    -----------------------------------       -------------------------------------
                                    2003     %(1)       2002       %(1)       2003       %(1)       2002       %(1)
                                    ----     ----       ----       ----       ----       ----       ----       ----

Sales and operating revenues:
    Used vehicle sales          $  938,726    75.9   $ 784,826     72.6    $1,828,868     75.9 $1,522,607      73.0
    New vehicle sales              139,600    11.3     151,861     14.1       275,999     11.5    284,204      13.6
    Wholesale vehicle sales        112,995     9.1      97,671      9.0       213,728      8.9    190,124       9.1
    Other sales and revenues        45,136     3.7      46,324      4.3        90,697      3.8     89,550       4.3
                                ----------     ---   ---------      ---    ----------      ---  ---------      ---
Net sales and operating revenues 1,236,457   100.0   1,080,682    100.0     2,409,292    100.0  2,086,485     100.0
Cost of sales                    1,073,352    86.8     951,870     88.1     2,098,416     87.1  1,835,531      88.0
                                ----------    ----   ---------     ----    ----------     ----  ---------      ----
Gross profit                       163,105    13.2     128,812     11.9       310,876     12.9    250,954      12.0
CarMax Auto Finance income          22,677     1.8      22,110      2.0        48,425      2.0     41,948       2.0
Selling, general and
   administrative expenses         121,174     9.8      97,997      9.1       236,727      9.8    191,034       9.2
Interest expense                       383      --         721      0.1         1,137       --      1,415       0.1
Interest income                        182      --         216       --           304       --        294        --
                                ----------     ---   ---------      ---    ----------      ---  ---------       ---
Earnings before income taxes        64,407     5.2      52,420      4.9       121,741      5.1    100,747       4.8
Provision for income taxes          24,797     2.0      20,706      1.9        46,870      1.9     39,795       1.9
                                ----------     ---   ---------      ---    ----------      ---  ---------       ---
Net earnings                    $   39,610     3.2   $  31,714      2.9    $   74,871      3.1  $  60,952       2.9
                                ==========     ===   =========      ===    ==========      ===  =========       ===

Weighted average common shares:
    Basic                          103,484             102,988                103,320             102,936
                                   =======             =======                =======             =======
    Diluted                        105,864             104,542                105,313             104,647
                                   =======             =======                =======             =======


Net earnings per share:
    Basic                       $     0.38           $    0.31             $     0.72            $   0.59
                                ==========           =========             ==========            ========
    Diluted                     $     0.37           $    0.30             $     0.71            $   0.58
                                ==========           =========             ==========            ========


(1) Each percentage represents a ratio of the applicable amount to net sales and operating revenues. Percentages may not total due to rounding.







                                     -more-


CarMax, Inc.
Page 7 of 8

                                        CARMAX, INC. AND SUBSIDIARIES
                                        -----------------------------
                                         CONSOLIDATED BALANCE SHEETS
                                         ---------------------------
                                           (Amounts in thousands)


                                                                     August 31                      February 28
                                                           2003                   2002                 2003
                                                        ----------              ---------           ----------
ASSETS                                                              (unaudited)
------
Current assets:
Cash and cash equivalents                               $   45,328              $  74,690           $   34,615
Accounts receivable, net                                    71,008                 66,708               56,449
Automobile loan receivables held for sale                   20,402                 14,066                3,579
Retained interests in securitized receivables              148,042                131,121              135,016
Inventory                                                  409,477                360,846              466,450
Prepaid expenses and other current assets                   11,167                  3,563               12,636
                                                        ----------              ---------           ----------

Total current assets                                       705,424                650,994              708,745

Property and equipment, net                                236,606                152,946              187,158
Deferred income taxes                                        3,208                      -                    -
Other assets                                                20,398                 21,982               21,714
                                                        ----------              ---------           ----------

TOTAL ASSETS                                            $  965,636              $ 825,922           $  917,617
                                                        ==========              =========           ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                        $  115,366              $  97,388           $  117,587
Accrued expenses and other current liabilities              68,067                 33,206               44,682
Deferred income taxes                                       28,912                 23,017               29,783
Short-term debt                                              3,353                  5,206               56,051
Current installments of long-term debt                           -                    826                    -
                                                        ----------              ---------           ----------

Total current liabilities                                  215,698                159,643              248,103

Long-term debt, excluding current installments             100,000                100,000              100,000
Deferred revenue and other liabilities                      12,921                 10,286               10,904
Deferred income taxes                                            -                  1,841                4,041
                                                        ----------              ---------           ----------

TOTAL LIABILITIES                                          328,619                271,770              363,048

STOCKHOLDERS' EQUITY                                       637,017                554,152              554,569
                                                        ----------              ---------           ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                    $  965,636              $ 825,922           $  917,617
                                                        ==========              =========           ==========





                                     -more-





CarMax, Inc.
Page 8 of 8







                                         CARMAX, INC. AND SUBSIDIARIES
                                         -----------------------------
                                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                -------------------------------------------------
                                           (Amounts in thousands)

                                                                                Six Months Ended
                                                                                    August 31
                                                                           2003                  2002
                                                                           ----                  ----
Operating Activities:
---------------------
Net earnings                                                            $  74,871             $  60,952
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                           8,373                 8,424
    Amortization of restricted stock awards                                    65                    23
    Loss on disposition of property and equipment                              15                    68
    Provision for deferred income taxes                                    (8,120)                  (86)
    Changes in operating assets and liabilities:
       Increase in accounts receivable, net                               (14,559)              (16,267)
       Increase in automobile loan receivables held for sale              (16,823)              (11,922)
       Increase in retained interests in securitized receivables          (13,026)              (10,438)
       Decrease in inventory                                               56,973                38,238
       Decrease (increase) in prepaid expenses and other
          current assets                                                    1,469                (1,498)
       Decrease (increase) in other assets                                  1,232                  (845)
       Increase in accounts payable, accrued expenses and
          other current liabilities                                        25,480                24,613
       Increase in deferred revenue and other liabilities                   2,017                 1,870
                                                                        ---------             ---------
Net cash provided by operating activities                                 117,967                93,132
                                                                        ---------             ---------

Investing Activities:
---------------------
Purchases of property and equipment                                       (82,662)              (40,062)
Proceeds from sales of property and equipment                              24,910                     6
                                                                        ---------             ---------
Net cash used in investing activities                                     (57,752)              (40,056)
                                                                        ---------             ---------

Financing Activities:
---------------------
Decrease in short-term debt, net                                          (52,698)               (4,634)
Issuance of long-term debt                                                      -               100,000
Payments on long-term debt                                                      -               (77,782)
Equity issuances, net                                                       3,196                   744
                                                                        ---------             ---------
Net cash (used in) provided by financing activities                       (49,502)               18,328
                                                                        ---------             ---------

Increase in cash and cash equivalents                                      10,713                71,404
Cash and cash equivalents at beginning of year                             34,615                 3,286
                                                                        ---------             ---------
Cash and cash equivalents at end of period                              $  45,328             $  74,690
                                                                        =========             =========






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